UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 March 29, 2011

Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	0000-31121	88-0463156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor San Mateo, California 94402
(Address of principal executive offices)
(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2011, Avistar Communications Corporation (the “Company”), sold a 4.5% Convertible Subordinated Secured Note due 2013 in the principal amount of $3,000,000 (the “Note”). The Note was sold pursuant to a Convertible Note Purchase Agreement, dated as of March 29, 2011 (the “Purchase Agreement”), among the Company and director Gerald Burnett (the “Purchaser”).  The Company’s obligations under the Note are secured by the grant of a security interest in substantially all tangible and intangible assets of the Company pursuant to a Security Agreement among the Company and the Purchaser dated as of March 29, 2011 (the “Security Agreement”).  The terms of the Note are substantially similar to the Company’s 4.5% Convertible Subordinated Secured Notes due 2010 sold pursuant to a Convertible Note Purchase Agreement, dated as of January 4, 2008, among the Company, Baldwin Enterprises, Inc., a subsidiary of Leucadia National Corporation and certain other parties.

The Note has a two year term and will be due on March 29, 2013.  The Note may not be prepaid or redeemed prior to maturity.  In the event certain circumstances (as described in Section 3(h) of the Purchase Agreement) occur prior to March 29, 2012, the Company has the option, at its sole discretion, to prepay the Note without the consent of the Purchaser.  The pre-payment fee would be $50,000 for every one million dollars that is pre-paid.  Interest on the Note will accrue at the rate of 4.5% per annum and will be payable semi-annually in arrears on March 29 and September 29 of each year, commencing on September 29, 2011.  From the one year anniversary of the issuance of the Note until maturity, the holder of the Note will be entitled to convert the Note into shares of common stock of the Company at an initial conversion price per share of $0.70.  The conversion price of the Note is subject to adjustment in the event of (1) stock splits and combinations of the Company’s common stock, (2) dividends of common stock on the Company’s common stock, (3) issuances of rights or warrants to purchase common stock at less than the current market price, and (4) certain distributions or dividends of capital stock, indebtedness, cash or assets.  In addition, the Note contains a broad-based weighted average anti-dilution provision pursuant to which the conversion price of the Note is subject to adjustment in the event that the Company issues shares of its common stock or securities convertible into common stock for a price per share less than the then effective conversion price of the Note.  The Note further provides that unless and until the Company receives any necessary stockholder approval, no anti-dilution adjustment shall cause the conversion price to be less than $0.35 (as adjusted for stock splits, combinations, reclassifications or similar events).

With certain exceptions, the payment rights of the holder of the Note are subordinated to the payment rights of JPMorgan Chase Bank, N.A. (the “Bank”) under the Company’s Second Amended and Restated Revolving Credit Facility with the Bank dated as of December 22, 2009, as amended, and, with one exception, the lien granted to the Purchaser is subordinated in priority to the lien granted to the Bank.  In connection with the issuance of the Note, the Company entered into amendments to the Second Amended and Restated Revolving Credit Facility Promissory Note and the Fourth Amended and Restated Security Agreement with the Bank to permit the grant of a security interest to the Purchaser of the Note and to allocate specific assets of the Company solely to secure the Company’s obligations under the Note.  The Note and the Security Agreement include restrictions on the Company’s ability to grant additional security interests in its tangible and intangible assets for borrowed money, with the maximum secured debt senior to the Note set at $8,000,000 and the maximum for additional secured debt on par with or subordinated to the Note set at $1,000,000.

As the only purchaser acquiring the Note, director Gerald Burnett will be entitled to purchase up to his pro rata share of equity or convertible securities issued by the Company in future financings closing on or prior to March 29, 2013.  The Note issued pursuant to the Purchase Agreement was offered and sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on applicable exemptions from the registration requirements of the Securities Act.  Subject to certain exceptions and limitations, the Company has agreed to register the shares of common stock issuable upon conversion of the Note in the event that the Company elects to register shares for its own account or for the account of other stockholders under the Securities Act prior to March 29, 2013.

The Purchase Agreement and the Security Agreement contain customary events of default that include, among other things, non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-defaults to other indebtedness and bankruptcy and insolvency defaults.  The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Note.  The Note further provides that if any amount of principal, other than interest, on the Note which is not paid when due will result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twelve (12%) percent per annum from the date such amount was due until the same is paid in full.

The transaction described herein was approved by a special committee of the board comprising of three independent directors who did not participate in the financing.

The Company intends to use the net proceeds from the issuance of the Note for working capital, capital expenditures and other general corporate purposes.

The foregoing description of the Note, the Purchase Agreement, the Security Agreement and the amendments to the Second Amended and Restated Revolving Credit Facility  and the Fourth Amended and Restated Security Agreement with the Bank does not purport to be complete and is qualified in its entirety by the terms and conditions of the Note, the Purchase Agreement, the Security Agreement, which are filed as exhibits to this Current Report on Form 8-K, and in the case of the Fourth Amendment to the Second Amended and Restated Revolving Credit Promissory Note and the Amendment to the Fourth Amended and Restated Security Agreement are expected to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant

See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.23	Convertible Note Purchase Agreement among the Company and the Purchaser named therein dated March 29, 2011
10.24	Security Agreement among the Company and the Purchaser named therein dated March 29, 2011
10.25	4.5% Convertible Subordinated Secured Note Due 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

	By:	/s/ Elias MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary

Date: April 4, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.23	Convertible Note Purchase Agreement among the Company and the Purchaser named therein dated March 29, 2011
10.24	Security Agreement among the Company and the Purchaser named therein dated March 29, 2011
10.25	4.5% Convertible Subordinated Secured Note Due 2013